UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 29, 2009

DEEP DOWN, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX  77040
(Address of principal executive offices) (Zip Code)

(281) 517-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 29, 2009, Deep Down, Inc. (“Deep Down”) consummated a purchase transaction with JUMA Properties, LLC (“JUMA”), a related party, pursuant to a purchase and sale agreement (the “Purchase Agreement”) dated May 22, 2009 (effective as of closing on May 29, 2009).  Pursuant to the Purchase Agreement, Deep Down acquired certain property and the improvements thereon where Deep Down’s operations are located, being at 15473 East Freeway, Channelview, Texas 77530 and consisting of 8.203 acres (the “Channelview Property”).  The purchase price for the Channelview Property was $2,600,000.00.

On May 29, 2009, and in connection with such Purchase Agreement, Deep Down entered into a third amendment of its existing credit facility (the “Third Amendment”) with Whitney National Bank (“Whitney”), adding a term loan in the amount of $2,100,000.00.  Proceeds from the term loan in the amount of $2,100,000.00 were used to close the purchase of the Channelview Property on May 29, 2009.  Deep Down is obligated to repay the loan based on a schedule of monthly installments of approximately $18,000.00 with an initial payment on June 1, 2009 and a final payment of all remaining outstanding and unpaid principal and accrued interest in May 2014.  The interest rate on the loan is 6.50%.

The terms of the Third Amendment included a guarantor’s consent and agreement, to be signed by each of Deep Down’s subsidiaries as guarantors of the obligations of Deep Down under the existing credit facility, which Whitney required as a condition to the effectiveness of the Third Amendment.  Whitney also required Deep Down to enter a second amendment to its security agreement (the “Security Agreement Amendment”) in order to reflect Deep Down’s ownership of the Channelview Property.  Deep Down also entered into a Deed of Trust, Security Agreement and UCC Financing Statement for Fixture Filing (collectively, the “Deed of Trust”), creating a lien on the Channelview Property in favor of Gary M. Olander, as trustee for the benefit of Whitney.

The foregoing descriptions of the Purchase Agreement, Third Amendment, the Security Agreement Amendment and the Deed of Trust are not complete and are qualified in their entirety by reference to the full and complete terms of such agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Prior to May 29, 2009, we had leased the Channelview Property from JUMA.  In connection with the purchase of the Channelview Property pursuant to the Purchase Agreement on May 29, 2009, the lease between Deep Down and JUMA was terminated.  The base rate of $15,000 per month under the lease was payable to JUMA through August 31, 2013, together with all costs of maintaining, servicing, repairing and operating the premises, including insurance, utilities and property taxes.  We incurred no early termination penalties from JUMA in connection with this termination.  JUMA is owned by Ronald E. Smith, President, CEO and a director of Deep Down and Mary L. Budrunas, a vice president and a director of Deep Down.

The description of the Purchase Agreement in Item 1.01 is incorporated by reference into this Item 1.02.

SECTION 2 – Financial Information

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On May 29, 2009, pursuant to the Purchase Agreement, we purchased the Channelview Property from JUMA, a related party.  The Channelview Property consists of 8.203 acres of land that houses 60,000 square feet of manufacturing space and 7,000 square feet of office space.  The description of the Purchase Agreement in Item 1.01 is incorporated by reference into this Item 2.01.

As mentioned above, JUMA is owned by Ronald E. Smith, President, CEO and a director of Deep Down and Mary L. Budrunas, a vice president and a director of Deep Down.  The value of the Channelview Property was based on current market conditions and further on an appraisal conducted by Scott Stephens & Associates, Inc., a real estate appraisal company located in Houston, Texas.  Scott Stephens & Associates, Inc. determined that the “as is” market value of the Channelview Property as of February 24, 2009 was $3,160,000.00.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 29, 2009, we entered into the Third Amendment and the Deed of Trust.  The descriptions of the Third Amendment and the Deed of Trust in Item 1.01 are incorporated by reference into this Item 2.03.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

10.1	Purchase and Sale Agreement, dated May 22, 2009, by and between Deep Down, Inc. and JUMA Properties, LLC.

10.2
Deed of Trust, Security Agreement and UCC Financing Statement for Fixture Filing, executed as of May 29, 2009, by Deep Down, Inc., as grantor, in favor of Gary M. Olander, as trustee, for the benefit of Whitney National Bank, as beneficiary.

10.3
Third Amendment to Credit Agreement, entered into as of May 29, 2009, between Deep Down, Inc., as borrower, and Whitney National Bank, including the Guarantor’s Consent and Agreement as signed on behalf of Electrowave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc.

10.4
Second Amendment to Security Agreement, executed as of May 29, 2009, by Deep Down, Inc., Electrowave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down Inc., for the benefit of Whitney National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2009

DEEP DOWN, INC.

By:	/s/ Ronald E. Smith
Ronald E. Smith
President and Chief Executive Officer

EXHIBIT INDEX

10.1	Purchase and Sale Agreement, dated May 22, 2009, by and between Deep Down, Inc. and JUMA Properties, LLC.

10.2
Deed of Trust, Security Agreement and UCC Financing Statement for Fixture Filing, executed as of May 29, 2009, by Deep Down, Inc., as grantor, in favor of Gary M. Olander, as trustee, for the benefit of Whitney National Bank, as beneficiary.

10.3
Third Amendment to Credit Agreement, entered into as of May 29, 2009, between Deep Down, Inc., as borrower, and Whitney National Bank, including the Guarantor’s Consent and Agreement as signed on behalf of Electrowave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc.

10.4
Second Amendment to Security Agreement, executed as of May 29, 2009, by Deep Down, Inc., Electrowave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down Inc., for the benefit of Whitney National Bank.